EXHIBIT 99.1

ShoreTel Reports Financial Results for Fourth Quarter and Fiscal Year 2010

Company Achieves 30 Percent Fiscal Q4 Revenue Growth Over Year-Ago Quarter, Record-High Gross Margins

SUNNYVALE, Calif., Aug. 12, 2010 (GLOBE NEWSWIRE) -- ShoreTel®, Inc. (Nasdaq:SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated Unified Communications (UC), today announced financial results for the fourth quarter and fiscal year ended June 30, 2010.

For the fourth quarter of 2010, revenue was $42.2 million, an increase of 14 percent over the third fiscal quarter and 30 percent higher than the fourth quarter of 2009. GAAP gross margin for the fourth quarter of 2010 was a record 66.0 percent compared with 63.3 percent in the fourth quarter of 2009. GAAP net loss was $(3.7) million, or $(0.08) per share, in the fourth quarter of 2010 compared to a net loss of $(0.7) million, or $(0.02) per share, in the fourth quarter of 2009.

Non-GAAP gross margins for the fourth quarter were 66.8 percent compared with 64.0 percent in the fourth quarter of fiscal 2009. Non-GAAP net loss in the fourth quarter of 2010 was $(1.0) million or $ (0.02) per share, excluding $2.9 million in stock-based compensation expenses, compared to non-GAAP net income of $1.3 million, or $0.03 per diluted share, which excluded $2.2 million in stock-based compensation expenses in the fourth quarter of 2009.

For fiscal year 2010, revenue reached a company record of $148.5 million, an increase of 10 percent compared to fiscal year 2009 revenue of $134.8 million. GAAP net loss for the fiscal year was $(12.8) million, or $(0.29) per share, compared to a GAAP net loss of $(12.7) million, or $(0.29) per share, in fiscal year 2009. The GAAP net loss in fiscal year 2010 included $10.7 million in stock-based compensation expenses, compared to $14.6 million in stock-based compensation and other charges in fiscal year 2009.

Excluding the above-mentioned stock-based compensation, other charges and related tax adjustments, non-GAAP gross margin was 65.6 percent and non-GAAP net loss for fiscal year 2010 was $(2.4) million, or $(0.05) per share, compared to non-GAAP gross margin of 64.2 percent and non-GAAP net income of $1.2 million, or $0.03 per diluted share, in fiscal year 2009.

As of June 30, 2010, the company had $116 million in cash and cash equivalents and short-term investments and generated approximately $11 million in operating cash flow in fiscal year 2010.

"ShoreTel ended fiscal year 2010 on a high note, achieving a record level of quarterly revenues and gross margins. We had strong revenue growth across the board, largely driven by international, major accounts, U.S. regional partners and government customers, increasing quarter-over-quarter revenue by 14 percent and year-over-year revenues by an impressive 30 percent," said John W. Combs, chief executive officer of ShoreTel. "The industry is a different place today than it was only a year ago, and ShoreTel is benefitting from its foresight to begin to increase investments strategically in three key areas of our business—distribution development, product development, as well as branding and lead generation—nearly one year ago. These efforts have been successful, as shown by our broad-based revenue growth and record-high gross margin in our fourth quarter. I believe growth is sustainable and expect that the company will continue to build upon this new level of attainment as it moves forward into its next phase of growth."

Operational Highlights for Fiscal Year 2010

Extended Reach

ShoreTel Reaches One Million Phone Shipment Milestone

ShoreTel reached an important milestone in the company's history during the third quarter, shipping its one millionth phone to Clinica Romero in Los Angeles.

ShoreTel Launches First-Ever "Lowest TCO Guarantee" for UC Customers

During the fourth quarter, the company announced a first-of-its-kind program that guarantees the lowest total cost of ownership (TCO) for new ShoreTel customers. ShoreTel can deliver this kind of guarantee because of its brilliantly simple architecture, which delivers an intrinsically lower TCO and dramatically greater value than the more complex and less reliable solutions offered by other vendors.

Enhanced Technology

ShoreTel Introduces Two New Versions of its Award-winning Software

With ShoreTel 10 and ShoreTel 11, the company added significant features and functionality including support for T.38 fax integration, extended multi-site capabilities, integration with Microsoft Exchange 2007 for messaging via SIP, a client for the iPhone and a distributed database.

Company Introduces Two New Versions of its Contact Center Application Suite

During the year ShoreTel introduced two new versions of its Contact Center application suite, Contact Center 5.1 and Contact Center 6. With these introductions, ShoreTel strengthened its increasing international presence by supporting contact center operations in Belgium, France, Germany, Italy, Mexico, Spain, Sweden and the United Arab Emirates; added open interfaces that make scripting easier and enable real-time agent activity feeds so organizations can improve their customers' experience; added a new real-time event feed that generates group, queue and agent information through an open application programming interface (API); and introduced the ShoreTel Contact Center Agent Dashboard, a Web-based application that enables supervisors to publish customized dashboards for agents.

ShoreTel Launches ShoreTel for IBM Foundation

In June 2010, the company introduced its ShoreTel for IBM Foundation, a powerful and affordable UC solution designed to eliminate complexity for small and midsize businesses while providing the rich feature set and performance of an enterprise-class system. ShoreTel for IBM Foundation is now generally available.

Notable Accomplishments

ShoreTel Receives "Strong Positive" in Gartner's UC SMB Report

In April, the company announced it had received a "Strong Positive" rating in Gartner's April 2010 "MarketScope for Unified Communications for the SMB Market, North America." The report's weighted rating system focused most heavily on the customer experience and the capabilities, quality, and feature set of the product.

Named Best IP Provider for the Sixth Year in a Row

In November, the company announced that for the sixth year in a row ShoreTel had been named the Best IP Telephony Provider in the Nemertes PilotHouse Awards, an end-user survey of customer satisfaction by an independent research advisory firm. For 2009, ShoreTel was rated the highest in every category, including value, customer service, technology, management tools, installation, and overall, against every competitor, including Cisco, Avaya, Nortel, Microsoft, Mitel and others.

ShoreTel Awarded 2010 UC TMC Labs Innovation Award

During the fourth quarter the company announced that Technology Marketing Corporation (TMC), a global, integrated media company, named ShoreTel for IBM Foundation as a 2010 TMC Labs Innovation Award winner presented by its publication Unified Communications. The TMC Labs Innovation Award honors products that have demonstrated innovation, unique features, and noteworthy developments toward improving communications technology.

Awarded the 2009 MarketTools CustomerSat Achievement in Customer Excellence (ACE) Award

In March, ShoreTel announced that it had won seven 2009 MarketTools CustomerSat Achievement in Customer Excellence (ACE) Awards. The company was awarded six individual awards, more than any other company, as well as the best overall award for the third year in a row. These accolades demonstrate ShoreTel's longstanding commitment to delivering unmatched customer service and satisfaction to its global customer base.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending September 30, 2010:

  Revenue is expected to be in the range of $41 million to $45 million.

  GAAP gross margins are expected to be in the range of 64 percent to 65 percent, including approximately $300,000 in stock-based compensation expenses. Non-GAAP gross margins, which exclude stock-based compensation expenses, are expected to be in the range of 65 percent to 66 percent.

  GAAP operating expenses are expected to be in the range of $33 million to $34 million, including approximately $3.0 million in stock-based compensation expenses. Non-GAAP operating expenses, which exclude stock-based compensation expenses, are expected to be in the range of $30 million to $31 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges and related tax adjustments and other non-recurring adjustments including litigation settlements and restructuring charges that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for August 12, 2010

ShoreTel will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Daylight Time on August 12, 2010. To access the conference call, dial +1-877-584-6502 for the U.S. or Canada and +1-706-679-0430 for international callers and provide the operator with the conference identification number of 84038505. The webcast will be available live on the Investor Relations section of the company's corporate Web site at www.shoretel.com and via replay beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Daylight Time on August 12, 2010 until 11:59 p.m. Eastern Daylight Time on August 19, 2010, by dialing +1-800-642-1687 or +1-706-645-9291 for callers outside the U.S. and Canada and entering the conference identification number of 84038505.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by John W. Combs, statements regarding future products and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the global economic slowdown and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, unforeseen development or manufacturing issues, the effectiveness of our new direct sales personnel and distribution channels, management changes, our ability to control costs as we expand our business, uncertainty as to market acceptance of new products and services, and other risk factors set forth in ShoreTel's Form 10-K-A for the year ended June 30, 2009 and in its Form 10-Q for the quarter ended March 31, 2010.

About ShoreTel, Inc.

ShoreTel, Inc., (Nasdaq:SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas, United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of June 30, 2010	As of March 31, 2010	As of June 30, 2009

ASSETS
Current assets:
Cash and cash equivalents	$ 68,426	$ 67,703	$ 73,819
Short-term investments	47,375	46,878	33,847
Accounts receivable - net	24,596	19,617	21,454
Inventories	9,954	12,318	11,805
Prepaid expenses and other current assets	8,125	8,166	3,110
Total current assets	158,476	154,682	144,035
Property and equipment - net	6,019	5,350	3,475
Other assets	6,226	6,516	8,114
Total assets	$ 170,721	$ 166,548	$ 155,624

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 7,868	$ 7,617	$ 7,774
Accrued liabilities and other	10,061	9,951	4,494
Accrued employee compensation	8,261	6,233	4,895
Deferred revenue	19,450	17,850	15,255
Total current liabilities	45,640	41,651	32,418

Long-term liabilities:
Long-term deferred revenue	9,269	8,723	7,236
Other long-term liabilities	1,346	2,272	2,198
Total liabilities	56,255	52,646	41,852

Stockholders' equity:

Common stock	222,682	218,428	209,238
Deferred stock compensation	--	(3)	(54)
Accumulated deficit	(108,216)	(104,523)	(95,412)
Total stockholders' equity	114,466	113,902	113,772

Total liabilities and stockholders' equity	$ 170,721	$ 166,548	$ 155,624

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009

Revenue:
Product	$ 33,453	$ 25,754	$ 117,138	$ 109,555
Support and services	8,770	6,636	31,326	25,267
Total revenues	42,223	32,390	148,464	134,822
Cost of revenue
Product (1)	11,102	9,423	40,471	38,149
Support and services (1)	3,257	2,459	11,580	11,048
Total cost of revenue	14,359	11,882	52,051	49,197
Gross profit	27,864	20,508	96,413	85,625
Gross profit %	66.0%	63.3%	64.9%	63.5%

Operating expenses:
Research and development (1,2)	9,930	6,955	33,596	30,724
Sales and marketing (1,2)	16,320	10,168	55,973	44,652
General and administrative (1,2)	5,292	4,197	19,888	19,596
Litigation Settlement	--	--	--	4,110
Total operating expenses	31,542	21,320	109,457	99,082
Loss from operations	(3,678)	(812)	(13,044)	(13,457)
Other income (expense), net	(84)	574	84	1,141
Loss before provision for income taxes	(3,762)	(238)	(12,960)	(12,316)
Benefit from (provision for) income taxes	69	(497)	156	(343)
Net loss	$ (3,693)	$ (735)	$ (12,804)	$ (12,659)
Net loss per share available to common stockholders:
Basic	$ (0.08)	$ (0.02)	$ (0.29)	$ (0.29)
Diluted (3)	$ (0.08)	$ (0.02)	$ (0.29)	$ (0.29)

Shares used in computing net loss per share available to common stockholders:

Basic	45,217	44,131	44,804	43,714
Diluted (3)	45,217	44,131	44,804	43,714

(1) Includes stock-based compensation as follows:
Cost of product revenue	$ 40	$ 27	$ 139	$ 113
Cost of support and services revenue	285	193	838	799
Research and development	816	648	3,064	2,829
Sales and marketing	872	715	3,400	3,468
General and administrative	893	623	3,213	2,549
	$ 2,906	$ 2,206	$ 10,654	$ 9,758

(2) Includes restructuring charge as follows:
Research and development	--	(26)	--	98
Sales and marketing	--	(43)	(27)	235
General and administrative	--	(16)	--	83
	$ --	$ (85)	$ (27)	$ 416

(3) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009

GAAP gross profit	$ 27,864	$ 20,508	$ 96,413	$ 85,625
Stock-based compensation included in cost of revenue	325	220	977	912
Non-GAAP gross profit	$ 28,189	$ 20,728	$ 97,390	$ 86,537

GAAP gross profit %	66.0%	63.3%	64.9%	63.5%
Stock-based compensation included in cost of revenue	0.8%	0.7%	0.7%	0.7%
Non-GAAP gross profit %	66.8%	64.0%	65.6%	64.2%

Total GAAP operating expenses	$ 31,542	$ 21,320	$ 109,457	$ 99,082
Stock-based compensation included in operating expenses	(2,581)	(1,986)	(9,677)	(8,846)
Litigation settlement	--	--	--	(4,110)
Restructuring benefit (charge) included in operating expenses	--	85	27	(416)
Cancellation of contractual obligation included in Sales and marketing	--	--	--	(273)
Total non-GAAP operating expenses	$ 28,961	$ 19,419	$ 99,807	$ 85,437

GAAP net loss available to stockholders:	$ (3,693)	$ (735)	$ (12,804)	$ (12,659)
Adjustments for non-GAAP items	2,906	2,121	10,627	14,557
Tax effect of non-GAAP adjustments	(167)	(100)	(195)	(675)
Non-GAAP net income (loss) available to stockholders	$ (954)	$ 1,286	$ (2,372)	$ 1,223

GAAP diluted net loss per share (a):	$ (0.08)	$ (0.02)	$ (0.29)	$ (0.29)
Adjustments for non-GAAP items	0.06	0.05	0.24	0.32
Tax effect of non-GAAP adjustments	(0.00)	0.00	(0.00)	0.00
Non-GAAP diluted net income (loss) per share (a):	$ (0.02)	$ 0.03	$ (0.05)	$0.03
Shares Used in Non-GAAP diluted per share calculation	45,217	45,545	44,804	44,994

(a) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q1 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending September 30, 2010

	High	Low
GAAP gross profit %	65.0%	64.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	66.0%	65.0%

Total GAAP operating expenses	$ 34,000	$ 33,000
Adjustments for stock-based compensation	(3,000)	(3,000)
Total non-GAAP operating expenses	$ 31,000	$ 30,000
CONTACT:  ShoreTel, Inc.
          Investor Contact:
          Tonya Chin
          408-962-2573
          tchin@shoretel.com